INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the incorporation of our report dated April 24, 2003 in this Registration Statement on Form SB-2/A2 of Twin Ventures Ltd.

We also consent to the references to us under the heading "Experts" in such document.

July 22, 2003

/s/ Gately & Associates, LLC
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Gately & Associates, LLC